Exhibit 99.1

FOR IMMEDIATE RELEASE

Compass Minerals Reports Fiscal 2026 First-Quarter Results

OVERLAND PARK, Kan. (Feb. 4, 2026) - Compass Minerals (NYSE: CMP), a leading global provider of essential minerals, today reported fiscal 2026 first-quarter results.

Unless otherwise noted, it should be assumed that time periods referenced below are on a fiscal-year basis and financial amounts are in U.S. dollars.

MANAGEMENT COMMENTARY

"Compass Minerals delivered a strong opening quarter to fiscal 2026. Robust winter weather supported performance in our Salt segment, while higher pricing and cost‑structure improvements drove meaningful margin expansion in our Plant Nutrition segment,” said Edward C. Dowling Jr., president and CEO. “Based on solid performance in Salt and positive momentum in Plant Nutrition, partially offset by the strategic decision to sell our Wynyard sulfate of potash facility, we are increasing our full‑year total company adjusted EBITDA guidance by 2% at the midpoint of the range. We reduced total net debt by 10% year over year — more than $90 million. We remain focused on strengthening operational, commercial, and financial execution to enhance cash‑flow generation and further reduce net debt. Looking ahead, we see meaningful opportunities to build on this momentum and enhance long‑term value for our shareholders."

QUARTERLY HIGHLIGHTS
•Net income of $18.6 million for the first quarter of 2026, compared to a net loss of $23.6 million in the prior year;
•Total company adjusted EBITDA for the first quarter of 2026 of $65.3 million, up 103% year over year;
•Strong sales volume growth year over year of 37% led to increases in Salt business operating earnings and adjusted EBITDA of 67% and 41%, respectively, from the prior-year period;
•Improvements in pricing and cost structure increased Plant Nutrition segment operating earnings and adjusted EBITDA on both absolute and per-ton bases;
•Net debt decreased to $836.9 million as of Dec. 31, 2025, a $92 million, or 10%, decrease from Dec. 31, 2024; and
•Full-year guidance for total company adjusted EBITDA increased 2% at the mid-point of guidance range to $208 million to $240 million, inclusive of the impact of the Wynyard sulfate of potash (SOP) operation sale.

Compass Minerals Reports First Quarter Earnings

QUARTERLY FINANCIAL RESULTS

(in millions, except per share data)	Three Months Ended Dec. 31,
	2025	2024
GAAP Results:
Revenue	$396.1	$307.2
Operating income	36.6	0.5
Net income (loss)	18.6	(23.6)
Net income (loss) per diluted share	0.43	(0.57)
Non-GAAP Results*:
Adjusted operating income*	36.6	1.4
Adjusted EBITDA*	65.3	32.1
Adjusted net income (loss)*	18.6	(22.9)
Adjusted net income (loss)* per diluted share	0.43	(0.55)
*Non-GAAP financial measure. Reconciliations to the most directly comparable GAAP financial measure are provided in tables at the end of this press release.

SALT BUSINESS RECAP

Salt revenue increased 37% year over year to $331.5 million, as a result of increased sales volumes in highway deicing and consumer and industrial (C&I) businesses of 43% and 14%, respectively. The higher proportion of highway deicing sales volume in the current period resulted in overall Salt segment pricing being relatively flat year over year, despite realizing higher highway deicing and C&I sales prices of 6% and 2%, respectively, year over year.

Segment-level operating earnings for the quarter increased by 67% to $49.1 million from the prior-year period. Adjusted EBITDA increased to $67.2 million, up 41% from the prior-year period. These financial results reflect the sales volume growth and flat pricing results described above, as well as lower per-unit production costs offset by higher-per unit distribution costs year over year.

PLANT NUTRITION BUSINESS RECAP

Plant Nutrition revenue for the quarter totaled $60.8 million, down 1% year over year on 13% weaker sales volume over the same period. The average segment sales price for the quarter was up 14% year over year to approximately $687 per ton.

Operating earnings in the Plant Nutrition business were $5.4 million for the quarter, compared to an operating loss of $3.1 million in the prior-year quarter. Adjusted EBITDA improved to $12.8 million versus $4.4 million last year. These financial results reflect higher average sales prices and lower per-unit product costs, offset by lower sales volumes attributable to the company not pursuing lower margin export opportunities and higher per-unit distribution costs year over year.

Compass Minerals Reports First Quarter Earnings

CASH FLOW AND FINANCIAL POSITION

Net cash used in operating activities amounted to $37.0 million for the three months ended Dec. 31, 2025, compared to $4.1 million in the prior year. Changes in working capital reflect the settlement of the previously disclosed tax dispute in Ontario during the current quarter.

Net cash used in investing activities was $23.3 million for the three months ended Dec. 31, 2025, an increase from $22.2 million in the prior year. Total capital spending for the three months ended Dec. 31, 2025 was $22.8 million.

Net cash provided by financing activities was $47.1 million for the three months ended Dec. 31, 2025, which included net borrowings of $50.7 million. In the prior year, net cash provided by financing activities was $53.1 million and reflected net borrowings of $57.5 million in the period.

The company ended the quarter with $341.7 million of liquidity, comprised of $46.7 million in cash and cash equivalents and $295.0 million of availability under its $325 million revolving credit facility.

The ratio of total net debt to trailing 12-month adjusted EBITDA at the end of the quarter ended Dec. 31, 2025 was 3.6 times, down from 5.3 times for the comparable prior year period.

DIVESTITURE OF WYNYARD SOP OPERATIONS

Subsequent to quarter-end, the company entered into a share purchase agreement to sell its SOP operation in Wynyard, Saskatchewan, Canada, for total cash consideration of $30.8 million, subject to customary closing conditions and prior to any transaction costs. The cash proceeds at closing will be adjusted pursuant to the terms of the agreement, including working capital and other specified adjustments. This asset was considered surplus to Compass Minerals' needs given the ability to service its leading North American SOP business from its core Ogden, Utah SOP operation and the continued improvement at that site. The sale aligns with the company's debt reduction goals and proceeds will further reduce net debt.

Compass Minerals Reports First Quarter Earnings

UPDATED FISCAL 2026 OUTLOOK

Salt Segment
2026 Range
Highway deicing sales volumes (thousands of tons)	8,200 - 8,500
Consumer and Industrial sales volumes (thousands of tons)	1,700 - 1,950
Total salt sales volumes (thousands of tons)	9,900 - 10,450

Revenue (in millions)	$980 - $1,050
Adj. EBITDA (in millions)	$230 - $252

Plant Nutrition Segment
2026 Range[1]
Sales volumes (thousands of tons)	255 - 275
Revenue (in millions)	$170 - $185
Adj. EBITDA (in millions)	$34 - $ 39
1)    Reflects the impact of the sale of the Wynyard SOP operation.

Corporate
2026 Range[1]
Adj. EBITDA (in millions)	($56) - ($51)
1)    Includes financial contribution from DeepStore.

Projected Corporate results shown in the table above include corporate expenses in support of our core businesses and the results of DeepStore, the company's records management business in the U.K.

Total Compass Minerals
2026 Adjusted EBITDA
	Salt	Plant Nutrition	Corporate[1]	Total
Adj. EBITDA (in millions)	$230 - $252	$34 - $39	($56) - ($51)	$208 - $240

2026 Capital Expenditures
Total
Capital expenditures (in millions)				$90 - $110
(1)    Includes financial contribution from DeepStore.

Total planned capital expenditures are unchanged from the company's previously provided guidance.

Compass Minerals Reports First Quarter Earnings

Other Assumptions
($ in millions)	2026 Range
Depreciation, depletion and amortization	$105 - $115
Interest expense, net	$65 - $70
Effective income tax rate (excl. valuation allowance)	30% - 34%
Guidance for the 2026 effective income tax rate reflects the income mix by country with income recognized in foreign jurisdictions offset by losses recognized in the U.S.

CONFERENCE CALL

Compass Minerals will discuss its results on a conference call tomorrow morning, Thursday, Feb. 5, at 9:30 a.m. ET (8:30 a.m. CT). To access the conference call, please visit the company’s website at investors.compassminerals.com or dial 800-715-9871. Callers must provide the conference ID number 7896827. Outside of the U.S. and Canada, callers may dial 646-307-1963. Replays of the call will be available on the company’s website.

A supporting company presentation with 2026 first-quarter results is available at investors.compassminerals.com.

About Compass Minerals
Compass Minerals (NYSE: CMP) is a leading global provider of essential minerals focused on safely delivering where and when it matters to help solve nature’s challenges for customers and communities. The company’s salt products help keep roadways safe during winter weather and are used in numerous other consumer, industrial, chemical and agricultural applications. Its plant nutrition products help improve the quality and yield of crops while supporting sustainable agriculture. Compass Minerals operates 12 production and packaging facilities with more than 1,800 employees throughout the U.S., Canada and the U.K. Visit compassminerals.com for more information about the company and its products.

Investor Contact
Brent Collins
Vice President, Treasurer & Investor Relations
+1.913.344.9111
InvestorRelations@compassminerals.com

Compass Minerals Reports First Quarter Earnings

Forward-Looking Statements and Other Disclaimers
This press release may contain forward-looking statements, including, without limitation, statements about the outcome of the North American bid season, including pricing and commitment sizes, the execution of back-to-basics strategy, competitive advantages, tariffs, tax rates, and the company's outlook for 2026, including its expectations regarding sales volumes, revenue, Adjusted EBITDA, depreciation, depletion, and amortization, interest expense, tax rates, and capital expenditures. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. The company uses words such as “may,” “would,” “could,” “should,” “will,” “likely,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “forecast,” “outlook,” “project,” “estimate” and similar expressions suggesting future outcomes or events to identify forward-looking statements or forward-looking information. These statements are based on the company’s current expectations and involve risks and uncertainties that could cause the company’s actual results to differ materially. The differences could be caused by a number of factors, including without limitation (i) weather conditions, (ii) inflation, the cost and availability of transportation for the distribution of the company’s products and foreign exchange rates, (iii) pressure on prices and impact from competitive products, and (iv) any inability by the company to successfully implement its strategic priorities or its cost-saving or enterprise optimization initiatives. For further information on these and other risks and uncertainties that may affect the company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s Annual Report on Form 10-K for the period ended Sept. 30, 2025, and its Quarterly Reports on Form 10-Q for the quarter ended Dec. 31, 2025, filed or to be filed with the SEC, as well as the company's other SEC filings. The company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments, except as required by law. Because it is not possible to predict or identify all such factors, this list cannot be considered a complete set of all potential risks or uncertainties.

Non-GAAP Measures
In addition to using U.S. generally accepted accounting principles (“GAAP”) financial measures, management uses a variety of non-GAAP financial measures described below to evaluate the company’s and its operating segments’ performance. While the consolidated financial statements provide an understanding of the company’s overall results of operations, financial condition and cash flows, management analyzes components of the consolidated financial statements to identify certain trends and evaluate specific performance areas.

Management uses EBITDA, EBITDA adjusted for items which management believes are not indicative of the company’s ongoing operating performance (“Adjusted EBITDA”) and EBITDA margin to evaluate the operating performance of the company’s core business operations because its resource allocation, financing methods and cost of capital, and income tax positions are managed at a corporate level, apart from the activities of the operating segments, and the operating facilities are located in different taxing jurisdictions, which can cause considerable variation in net earnings. Management also uses adjusted operating earnings, adjusted operating margin, adjusted net earnings, and adjusted net earnings per diluted share, which eliminate the impact of certain items that management does not consider indicative of underlying operating performance. The presentation of these

Compass Minerals Reports First Quarter Earnings

measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. Management believes these non-GAAP financial measures provide management and investors with additional information that is helpful when evaluating underlying performance. EBITDA and Adjusted EBITDA exclude interest expense, income taxes and depreciation, depletion and amortization, each of which are an essential element of the company’s cost structure and cannot be eliminated. In addition, Adjusted EBITDA and Adjusted EBITDA margin exclude certain cash and non-cash items, including stock-based compensation, impairment charges and certain restructuring charges. Consequently, any measure that excludes these elements has material limitations. The non-GAAP financial measures used by management should not be considered in isolation or as a substitute for net earnings, operating earnings, cash flows or other financial data prepared in accordance with GAAP or as a measure of overall profitability or liquidity. These measures are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. The calculation of non-GAAP financial measures as used by management is set forth in the following tables. All margin numbers are defined as the relevant measure divided by sales. The company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, as the company is unable to estimate significant non-recurring, unusual items and/or distinct non-core initiatives without unreasonable effort. The amounts and timing of these items are uncertain and could be material to the company’s results.

Adjusted operating earnings, adjusted operating margin, adjusted net earnings (loss), and adjusted net earnings (loss) per diluted share are presented as supplemental measures of the company’s performance. Management believes these measures provide management and investors with additional information that is helpful when evaluating underlying performance and comparing results on a year-over-year normalized basis. These measures eliminate the impact of certain items that management does not consider indicative of underlying operating performance. These adjustments are itemized below. Adjusted net earnings (loss) per diluted share is adjusted net earnings (loss) divided by weighted average diluted shares outstanding. You are encouraged to evaluate the adjustments itemized above and the reasons management considers them appropriate for supplemental analysis. In evaluating these measures you should be aware that in the future the company may incur expenses that are the same as or similar to some of the adjustments presented below.

Compass Minerals Reports First Quarter Earnings

Special Items Impacting the Three Months Ended Dec. 31, 2024 (unaudited, in millions, except per share data)
Item Description	Segment	Line Item	Amount	Tax Effect(1)	After Tax	EPS Impact
Product recall costs	Salt	Product cost and Other operating expense	$0.9	$(0.2)	$0.7	$0.02
Total			$0.9	$(0.2)	$0.7	$0.02
(1)    The company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three months ended Dec. 31, 2024 were $0.9 million.

Reconciliation for Adjusted Operating Income (unaudited, in millions)
	Three Months Ended Dec. 31,
	2025	2024
Operating income	$36.6	$0.5
Product recall costs(1)	—	0.9
Adjusted operating income	$36.6	$1.4
Sales	396.1	307.2
Operating margin	9.2%	0.2%
Adjusted operating margin	9.2%	0.5%
(1)    The company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three months ended Dec. 31, 2024 were $0.9 million.

Reconciliation for Adjusted Net Income (unaudited, in millions)
	Three Months Ended Dec. 31,
	2025	2024
Net income (loss)	$18.6	$(23.6)
Product recall costs(1)	—	0.9
Income tax effect	—	(0.2)
Adjusted net income (loss)	$18.6	$(22.9)

Net income (loss) per diluted share	$0.43	$(0.57)
Adjusted net income (loss) per diluted share	$0.43	$(0.55)
Weighted-average common shares outstanding (in thousands):
Diluted	42,267	41,441
(1)    The company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three months ended Dec. 31, 2024 were $0.9 million.

Compass Minerals Reports First Quarter Earnings

Reconciliation for EBITDA and Adjusted EBITDA (unaudited, in millions)
	Three Months Ended Dec. 31,
	2025	2024
Net income (loss)	$18.6	$(23.6)
Interest expense	18.1	16.9
Income tax (benefit) expense	(2.2)	9.7
Depreciation, depletion and amortization	26.4	26.8
EBITDA	60.9	29.8
Adjustments to EBITDA:
Stock-based compensation - non-cash	2.3	3.9
Interest income	(0.3)	(0.4)
Loss (gain) on foreign exchange	2.1	(5.2)
Product recall costs(1)	—	0.9
Other expense, net	0.3	3.1
Adjusted EBITDA	$65.3	$32.1
(1)    The company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three months ended Dec. 31, 2024 were $0.9 million.

Salt Segment Performance (unaudited, in millions, except for sales volumes and prices per short ton)
	Three Months Ended Dec. 31,
	2025	2024
Sales	$331.5	$242.2
Operating income	$49.1	$29.4
Operating margin	14.8%	12.1%
Adjusted operating income(1)	$49.1	$30.3
Adjusted operating margin(1)	14.8%	12.5%
EBITDA(1)	$67.2	$46.9
EBITDA(1) margin	20.3%	19.4%
Adjusted EBITDA(1)	$67.2	$47.8
Adjusted EBITDA(1) margin	20.3%	19.7%
Sales volumes (in thousands of tons):
Highway deicing	2,851	1,987
Consumer and industrial	575	506
Total Salt	3,426	2,493
Average prices (per ton):
Highway deicing	$73.96	$69.50
Consumer and industrial	$209.83	$205.74
Total Salt	$96.77	$97.16
(1)    Non-GAAP financial measure. Reconciliations follow in these tables.

Compass Minerals Reports First Quarter Earnings

Reconciliation for Salt Segment Adjusted Operating Income (unaudited, in millions)
	Three Months Ended Dec. 31,
	2025	2024
Reported GAAP segment operating income	$49.1	$29.4
Product recall costs(1)	—	0.9
Segment adjusted operating income	$49.1	$30.3
Segment sales	331.5	242.2
Segment operating margin	14.8%	12.1%
Segment adjusted operating margin	14.8%	12.5%
(1)    The company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three months ended Dec. 31, 2024 were $0.9 million.

Reconciliation for Salt Segment EBITDA and Adjusted EBITDA (unaudited, in millions)
	Three Months Ended Dec. 31,
	2025	2024
Reported GAAP segment operating income	$49.1	$29.4
Depreciation, depletion and amortization	18.1	17.5
Segment EBITDA	$67.2	$46.9
Product recall costs(1)	—	0.9
Segment adjusted EBITDA	$67.2	$47.8
Segment sales	331.5	242.2
Segment EBITDA margin	20.3%	19.4%
Segment adjusted EBITDA margin	20.3%	19.7%
(1)    The company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three months ended Dec. 31, 2024 were $0.9 million.

Plant Nutrition Segment Performance (unaudited, dollars in millions, except for sales volumes and prices per short ton)
	Three Months Ended Dec. 31,
	2025	2024
Sales	$60.8	$61.4
Operating income (loss)	$5.4	$(3.1)
Operating margin	8.9%	(5.0)%
Adjusted operating income (loss)(1)	$5.4	$(3.1)
Adjusted operating margin(1)	8.9%	(5.0)%
EBITDA(1)	$12.8	$4.4
EBITDA(1) margin	21.1%	7.2%
Adjusted EBITDA(1)	$12.8	$4.4
Adjusted EBITDA(1) margin	21.1%	7.2%
Sales volumes (in thousands of tons)	89	102
Average price (per ton)	$687.26	$602.86
(1)    Non-GAAP financial measure. Reconciliations follow in these tables.

Compass Minerals Reports First Quarter Earnings

Reconciliation for Plant Nutrition Segment Adjusted Operating Income (Loss) (unaudited, in millions)
	Three Months Ended Dec. 31,
	2025	2024
Reported GAAP segment operating income (loss)	$5.4	$(3.1)
Segment adjusted operating income (loss)	5.4	(3.1)
Segment sales	60.8	61.4
Segment operating margin	8.9%	(5.0)%
Segment adjusted operating margin	8.9%	(5.0)%

Reconciliation for Plant Nutrition Segment EBITDA and Adjusted EBITDA (unaudited, in millions)
	Three Months Ended Dec. 31,
	2025	2024
Reported GAAP segment operating income (loss)	$5.4	$(3.1)
Depreciation, depletion and amortization	7.4	7.5
Segment EBITDA	12.8	4.4
Segment adjusted EBITDA	12.8	4.4
Segment sales	60.8	61.4
Segment EBITDA margin	21.1%	7.2%
Segment adjusted EBITDA margin	21.1%	7.2%

Compass Minerals Reports First Quarter Earnings

GAAP

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except share and per-share data)

	Three Months Ended Dec. 31,
	2025	2024
Sales	$396.1	$307.2
Shipping and handling cost	112.1	80.6
Product cost	220.8	192.3
Gross profit	63.2	34.3
Selling, general and administrative expenses	26.6	33.3
Other operating expense	—	0.5
Operating income	36.6	0.5
Other expense (income):
Interest income	(0.3)	(0.4)
Interest expense	18.1	16.9
Loss (gain) on foreign exchange	2.1	(5.2)
Other expense, net	0.3	3.1
Net income (loss) before income taxes	16.4	(13.9)
Income tax (benefit) expense	(2.2)	9.7
Net income (loss)	$18.6	$(23.6)

Basic net income (loss) per common share	$0.43	$(0.57)
Diluted net income (loss) per common share	$0.43	$(0.57)
Weighted-average common shares outstanding (in thousands):
Basic	42,083	41,441
Diluted	42,267	41,441

Compass Minerals Reports First Quarter Earnings

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	Dec. 31,	Sept. 30,
	2025	2025
ASSETS
Current assets:
Cash and cash equivalents	$46.7	$59.7
Receivables, net	278.6	179.6
Inventories, net	258.4	312.0
Other current assets	48.5	20.9
Total current assets	632.2	572.2
Property, plant and equipment, net	766.2	770.1
Intangible assets, net	23.7	23.8
Goodwill	6.0	6.0
Other noncurrent assets	98.6	147.3
Total assets	$1,526.7	$1,519.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$100.6	$96.0
Accrued salaries and wages	16.6	26.4
Current portion of finance lease liabilities	6.9	7.9
Income taxes payable	—	5.6
Accrued interest	1.6	19.0
Accrued expenses and other current liabilities	118.0	110.7
Total current liabilities	243.7	265.6
Long-term debt, net of current portion	883.6	832.2
Finance lease liabilities, net of current portion	6.4	7.6
Deferred income taxes, net	59.1	53.9
Other noncurrent liabilities	73.4	126.0
Commitments and contingencies
Stockholders' equity:
Common stock	0.4	0.4
Additional paid-in capital	431.9	430.0
Treasury stock, at cost	(11.6)	(10.8)
Accumulated deficit	(59.0)	(77.6)
Accumulated other comprehensive loss	(101.2)	(107.9)
Total stockholders' equity	260.5	234.1
Total liabilities and stockholders' equity	$1,526.7	$1,519.4

Compass Minerals Reports First Quarter Earnings

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)
	Three Months Ended Dec. 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$18.6	$(23.6)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation, depletion and amortization	26.4	26.8
Amortization of deferred financing costs	1.0	0.8
Non-cash portion of stock-based compensation	2.3	3.9
Deferred income taxes	4.5	2.7
Unrealized foreign exchange loss (gain)	2.1	(5.7)
Other, net	1.7	(0.9)
Changes in operating assets and liabilities:
Receivables	(98.8)	(61.3)
Inventories	51.7	39.1
Other assets	21.6	(2.0)
Accounts payable and accrued expenses and other current liabilities	(13.6)	9.1
Other liabilities	(54.5)	7.0
Net cash used in operating activities	(37.0)	(4.1)
Cash flows from investing activities:
Capital expenditures	(22.8)	(21.8)
Other, net	(0.5)	(0.4)
Net cash used in investing activities	(23.3)	(22.2)
Cash flows from financing activities:
Borrowings under revolving credit facility	47.0	140.3
Repayments under revolving credit facility	(37.0)	(100.8)
Proceeds from issuance of long-term debt	42.8	19.6
Principal payments on long-term debt	(2.1)	(1.6)
Payment of deferred financing costs	—	(2.4)
Shares withheld to satisfy employee tax obligations	(1.2)	(0.4)
Other, net	(2.4)	(1.6)
Net cash provided by financing activities	47.1	53.1
Effect of exchange rate changes on cash and cash equivalents	0.2	(1.2)
Net change in cash and cash equivalents	(13.0)	25.6
Cash and cash equivalents, beginning of the year	59.7	20.2
Cash and cash equivalents, end of period	$46.7	$45.8

Compass Minerals Reports First Quarter Earnings

COMPASS MINERALS INTERNATIONAL, INC.
SEGMENT INFORMATION
(unaudited, in millions)

Three Months Ended Dec. 31, 2025	Salt	Plant Nutrition	Corporate & Other(1)	Total
Sales to external customers(2)	$331.5	$60.8	$3.8	$396.1
Intersegment sales	—	1.0	(1.0)	—
Shipping and handling cost	103.8	8.3	—	112.1
Product cost	172.0	46.3	2.5	220.8
Gross profit	55.7	6.2	1.3	63.2
Selling, general and administrative expenses	6.6	0.8	19.2	26.6
Operating income (loss)(3)	49.1	5.4	(17.9)	36.6

Depreciation, depletion and amortization	18.1	7.4	0.9	26.4
Total assets (as of end of period)	1,020.1	360.1	146.5	1,526.7
Capital expenditures	17.0	5.2	0.6	22.8

Three Months Ended Dec. 31, 2024	Salt	Plant Nutrition	Corporate & Other(1)	Total
Sales to external customers(2)	$242.2	$61.4	$3.6	$307.2
Intersegment sales	—	3.2	(3.2)	—
Shipping and handling cost	71.3	9.3	—	80.6
Product cost	134.1	54.4	3.8	192.3
Gross profit (loss)	36.8	(2.3)	(0.2)	34.3
Selling, general and administrative expenses	7.4	0.8	25.1	33.3
Other operating expense	—	—	0.5	0.5
Operating income (loss)(3)	29.4	(3.1)	(25.8)	0.5

Depreciation, depletion and amortization	17.5	7.5	1.8	26.8
Total assets (as of end of period)	1,092.4	388.1	240.4	1,720.9
Capital expenditures	16.2	4.6	1.0	21.8
(1)    Corporate and other includes corporate entities, records management operations, the Fortress fire retardant costs, prior-year lithium costs and other incidental operations and eliminations. Operating income (loss) for corporate and other includes indirect corporate overhead, including costs for general corporate governance and oversight, prior-year lithium-related expenses, as well as costs for the human resources, information technology, legal and finance functions.
(2)    Sales to external customers are net of intersegment sales.
(3)    The company recorded costs related to a recall of food-grade salt produced at its Goderich plant. Charges for the three months ended Dec. 31, 2024 were $0.9 million.